UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2003

Maxus Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation)	00-13457 (Commission File Number)	48-1339136 (IRS Employer Identification No.)

104 Armour Road
North Kansas City, Missouri 64116
(Address of principal executive offices) (Zip Code)

(816) 303-4500
(Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

      On May 29, 2003, the Registrant's wholly-owned subsidiary Maxus Operating Limited Partnership sold the Atrium at Alpha Business Center, an office building located in Bloomington, Minnesota (the "Atrium"), to an unrelated third party. The sale resulted in a net book gain estimated at approximately $20,000 and provided more than $3,500,000 in net sale proceeds.

     Management intends to evaluate uses for the net sale proceeds including investing in additional income-producing real estate properties and paying dividends to shareholders.

     The Registrant issued a press release attached hereto as Exhibit 99.1 announcing the sale of the Atrium.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Business Acquired

     Not applicable.

     (b) Pro Forma Financial Information

     Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares that it is impractical to provide the pro forma financial information required by Item 7(b) relative to the sale of the real estate at the time this Form 8-K is filed. The Registrant intends to file such pro forma financial information as required by Item 7(b) within sixty (60) days after the date this Form 8-K is required to be filed.

     (c) Exhibits

          10.1          Purchase Agreement made and entered into as of May 12, 2003, between Maxus
                           Operating Limited Partnershipand Ted Glasrud Associates, Inc. is incorporated by reference to the Form 8-K filed by the Registrant on May 14, 2003 under the
                           Securities Act of 1933 (File No. 000-11023)

          99.1          Press Release issued by Maxus Realty Trust, Inc. on June 2, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC.
Date: June 2, 2003	By:/s/ Danley K. Sheldon Danley K. Sheldon, President and Chief Executive Officer

EXHIBIT INDEX TO FORM 8-K

Exhibit Number	Description

10.1	Purchase Agreement made and entered into as of May 12, 2003, between Maxus
Operating Limited Partnership and Ted Glasrud Associates, Inc. is incorporated by reference to the Form 8-K filed by the Registrant on May 14, 2003 under the
Securities Act of 1933 (File No. 000-11023)

99.1	Press Release issued by Maxus Realty Trust, Inc. on June 2, 2003.